RELEASE 9:00AM  - FEBRUARY 9, 2006

CONTACT: Louis J. Beierle, First Vice President, Investor Relations
                  Hudson City Bancorp, Inc.
                  West 80 Century Road, Paramus, New Jersey 07652
TELEPHONE:        (201) 967-8290
E-MAIL:  ljbeierle@hcsbnj.com


           Hudson City to Expand Metropolitan New York Franchise With
                      Acquisition of Sound Federal Bancorp

PARAMUS, New Jersey, February 9 - Hudson City Bancorp, Inc. ("Hudson City") (NASDAQ: HCBK) and Sound Federal Bancorp, Inc. ("Sound Federal") (NASDAQ: SFFS) announced today the execution of a definitive agreement for Hudson City to acquire Sound Federal for $20.75 per share in cash, representing an aggregate transaction value of approximately $265 million.

Sound Federal, with $1.15 billion in assets and $970 million in deposits, was founded in 1891 and has 14 branches in New York's Westchester, Rockland, and Putnam Counties as well as Fairfield County, Connecticut. This acquisition represents Hudson City's initial entry into the high-income suburban counties served by Sound Federal and further enhances the already attractive demographics of Hudson City's footprint. The addition of Sound Federal's branch network will complement Hudson City's organic growth plans of adding 10 to 15 branch offices per year. Following the acquisition, Hudson City will have branches in seven of the top 50 counties in the United States as ranked by estimated 2005 median household income. Upon completion of the acquisition, Hudson City would rank as the 4th-largest thrift in the United States with over $29 billion in assets and 104 retail branches in New Jersey, New York, and Connecticut.

The definitive agreement has been approved by the directors of both Hudson City and Sound Federal. The transaction is subject to approval by shareholders of Sound Federal as well as customary regulatory approvals, and is expected to close in the early summer of 2006. The transaction is expected to be breakeven to Hudson City's current year GAAP EPS and modestly accretive to Hudson City's GAAP EPS in the first full year following closing.

"The acquisition of Sound Federal provides Hudson City a unique opportunity to expand our retail banking franchise into desirable markets similar to those within our existing branch footprint," said Ronald E. Hermance, Jr., Chairman, President and Chief Executive Officer of Hudson City. "This strategic transaction provides a foundation for continued growth within Sound Federal's market area, complementing our ongoing organic expansion initiatives and enhancing our company's overall growth potential. In Sound Federal, we have found a partner with a similar traditional thrift business model and that shares our focus on providing its customers with superior value and service. We welcome Sound Federal to the Hudson City family and look forward to offering our broad array of products and services to Sound Federal's customers."

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"We are excited  about  joining  Hudson  City,  a company that shares our strong commitment to its customers, employees, shareholders and the community," said Bruno J. Gioffre, Chairman of the Board of Directors of Sound Federal. "We are pleased that we will be able to offer new deposit and lending products to our customers with the same friendly, responsive service that our customers have come to expect. Our employees will be rewarded with new opportunities within a large and growing organization that has a track record as an excellent employer. This transaction also provides excellent value for our shareholders. I am extremely proud of our fine organization and its 115 year legacy, and Sound Federal looks forward to continuing our tradition of customer and community service as part of Hudson City."

Hudson City intends to retain the existing Sound Federal branch locations and customer service personnel. The members of Sound Federal's board of directors will be asked to serve on a newly-created advisory board that will maintain and develop customer relationships within Sound Federal's market area.

Lehman Brothers served as Hudson City's financial advisor and Thacher Proffitt & Wood LLP served as Hudson City's counsel. Keefe, Bruyette and Woods served as Sound Federal's financial advisor and Luse Gorman Pomerenk & Schick, P.C. served as Sound Federal's counsel.

Conference Call

Hudson City will have a conference call regarding this announcement at 11:00 a.m. Eastern time today, Thursday, February 9. The conference call may be heard in listen-only mode by calling 800-894-5910 (Domestic) or 785-424-1052 (International). The access code for both is 8057554. A copy of the investor presentation for this conference call also will be available at www.hcbk.com. The call will be archived and will be available by telephone replay for one week at 888-203-1112 (Domestic) or 719-457-0820 (International). The access code for replay is 8057554.

About Hudson City

Hudson City Bancorp maintains its corporate office in Paramus, New Jersey. Its wholly owned subsidiary, Hudson City Savings Bank, is a well-established community banking institution with a long-standing tradition of service excellence. Hudson City is recognized as one of the most efficient banks in the country, which enables it to deliver significant values to customers in the form of competitive deposit yields and mortgage rates, lower closing fees and a straight-forward, streamlined mortgage process. Hudson City, the largest savings bank headquartered in New Jersey, also serves customers throughout metropolitan New York and Philadelphia. Deposit accounts at Hudson City are FDIC-insured to the maximum allowed by law.

Forward-Looking Statements

This release may contain certain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified

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by the use of such words as "may," "believe," "expect,"  "anticipate," "should,"
"plan," "estimate," "predict," "continue," and "potential" or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Hudson City Bancorp and Sound Federal Bancorp, including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger and (ii) Hudson City's and Sound Federal's plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Hudson City and Sound Federal may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and
business  disruption   following  the  merger,   including  adverse  effects  on
relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of Sound Federal may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) the risks associated with continued diversification of assets and adverse changes to credit quality; (9) difficulties associated with achieving expected future financial results; (10) competition from other financial services companies in Hudson City's and Sound Federal's markets; and (11) the risk of an economic slowdown that would adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Hudson City's and Sound Federal's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission ("SEC") and available at the SEC's Internet site (http://www.sec.gov). Any or all of the forward-looking statements in this release and in any other public statements made by Hudson City may turn out to be wrong. They can be affected by inaccurate assumptions Hudson City might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Hudson City does not intend to update any of the forward-looking statements after the date of this release or to conform these statements to actual events.

Additional Information

The proposed transaction will be submitted to Sound Federal's stockholders for their consideration. Sound Federal will file with the SEC a proxy statement to be distributed to the stockholders of Sound Federal in connection with their vote on the proposed transaction and other relevant documents concerning the proposed transaction. Stockholders of Sound Federal are urged to read the proxy statement and the other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information.

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The proxy  statement,  as well as other  filings  containing  information  about
Hudson City and Sound Federal, may be obtained free of charge at the SEC's website at www.sec.gov. Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement may also be obtained free of charge by directing a request to Sound Federal, Chief Financial Officer, 1311 Mamaroneck Ave., White Plains, NY 10605, (914) 761-3636.

Participants in This Transaction

Hudson City and Sound Federal and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Sound Federal's stockholders in connection with this transaction. Information about the directors and executive officers of Hudson City and Sound Federal and information about other persons who may be deemed participants in this transaction will be included in the proxy statement. You can find information about Hudson City's executive officers and directors in Hudson City's definitive proxy statement filed with the SEC on April 20, 2005. You can find information about Sound Federal's executive officers and directors in Sound Federal's definitive proxy statement filed with the SEC on July 8, 2005. You can obtain free copies of these documents from Hudson City by directing a request to Hudson City, Investor Relations Officer, West 80 Century Road, Paramus, NJ 07652, (201) 967-1900 or from Sound Federal using the contact information above.